CERTIFICATE OF AMENDMENT
                                     TO THE
                              DECLARATION OF TRUST
                                       OF
                       PIONEER TAX-FREE STATE SERIES TRUST

                                 60 State Street
                           Boston, Massachusetts 02109


         Pioneer Tax-Free State Series Trust, a Massachusetts business trust, having its principal office at 60 State Street, Boston, Massachusetts 02109 (the "Trust"), hereby certifies to the Secretary of State of the Commonwealth of Massachusetts that:

         FIRST: Pursuant to a vote duly adopted on November 9, 1992 by all the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and By-Laws of the Trust, the number of trustees of the Trust was increased from two to eight.

         SECOND: Pursuant to a vote duly adopted on November 9, 1992 by all the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and By-Laws of the Trust, the following individuals were elected as Trustees of the Trust, to fill the six additional seats previously created and to serve until the election and qualification of their successors, or their earlier resignation, removal or death:

                                    Richard H. Egdahl, M.D.
                                    Margaret B.W. Graham
                                    Franklin R. Johnson
                                    John W. Kendrick
                                    Marguerite A. Piret
                                    John Winthrop

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 1st day of December, 1992.

                                           PIONEER TAX-FREE STATE SERIES TRUST



                                           /s/Joseph P. Barri
                                           Joseph P. Barri, Secretary

                              ADDRESSES OF TRUSTEES
                     OF PIONEER TAX-FREE STATE SERIES TRUST


                  NAME                                                 ADDRESS

1.       John F. Cogan, Jr.                 975 Memorial Drive #802
                                            Cambridge, MA  02138

2.       Richard E. Egdahl, M.D.            Health Policy Institute
                                            53 Bay State Road
                                            Boston, MA  02215

3.       Margaret B.W. Graham               776 Garland Drive
                                            Palo Alto, CA  94303

4.       Franklin R. Johnson                100 Keyes Road, Apt. 216
                                            Concord, MA  01742

5.       John W. Kendrick                   6363 Waterway Drive
                                            Falls Church, VA  22044

6.       Marguerite A. Piret                162 Washington Street
                                            Belmont, MA  02178

7.       David D. Tripple                   6 Woodbine Road
                                            Belmont, MA  02178

8.       John Winthrop                      52 Kind Street
                                            Charleston, SC  29401